Exhibit 24.2

POWER OF ATTORNEY

Dated as of February 2, 2011

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, in his capacity as director of Supernus Pharmaceuticals, Inc. (the “Company”), hereby constitutes and appoints Jack Khattar and Russell Wilson, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Company’s Registration Statement on Form S-1 (File No. 333-171375) relating to the Company’s initial public offering of its shares of common stock and any and all amendments to said Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or such person’s or their substitutes, may lawfully do or cause to be done by virtue hereof.

This POWER OF ATTORNEY is coupled with an interest and shall be governed by, and construed in accordance with, the laws of the State of Delaware.

The undersigned has executed this POWER OF ATTORNEY as of the date set forth above.

/s/ JOHN M. SIEBERT, PH.D.
John M. Siebert, Ph.D.

[Signature Page to Power of Attorney]